UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 16, 2009

ValueVision Media, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Minnesota	0-20243	41-1673770
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6740 Shady Oak Road, Eden Prairie, Minnesota		55344-3433
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	952-943-6000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 7.01 Regulation FD Disclosure.

The Company today filed its Annual Report on Form 10-K for the fiscal period ended January 31, 2009. Included in the financial statements is an impairment charge of $11.1 million relating to the Company's auction rate securities portfolio, which has an original cost basis of $26.8 million. This $11.1 million impairment is an increase from the $6.4 million impairment referred to in the press release issued on January 27, 2009 announcing our preliminary results for the fourth quarter and the full fiscal year 2008 (which was included in our Current Report on Form 8-K filed on January 27, 2009). The increase in the impairment charge is due primarily to the forced conversion of an auction rate debt security with an original cost basis of $4.2 million into a preferred stock instrument, as well as the continuing illiquidity of the other auction rate securities and the uncertainty regarding their ultimate value.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ValueVision Media, Inc.

April 16, 2009	By:	/s/ Nathan E. Fagre

Name: Nathan E. Fagre
Title: Senior Vice President and General Counsel